                                                                    Exhibit 21.1


                                  SUBSIDIARIES



                                            JURISDICTION OF
NAME                                  INCORPORATION/ORGANIZATION
----                                  --------------------------
Biometrics Security, Inc.                        Nevada

NetFace, LLC                                   Connecticut